EXHIBIT 21.1

                                 PUBLICARD, INC
                            AND SUBSIDIARY COMPANIES

                              LIST OF SUBSIDIARIES




                                                          STATE OF JURISDICTION
SUBSIDIARY                                                    OF INCORPORATION
--------------------------------------                    ----------------------
Amazing! Smart Card Technologies, Inc.                        California
Blackwold, Inc.                                               Delaware
Boxsterview, Inc.                                             Delaware
Continental Distilling Corporation                            Delaware
Greystone Peripherals, Inc.                                   California
Hanten Acquisition Co.                                        Delaware
Infineer, Inc.                                                Florida
Infineer Ltd.                                                 Northern Ireland
Orr-Schelen-Mayeron & Associates, Inc.                        Minnesota
Publicker Chemical Corporation                                Louisiana
Publicker Gasohol, Inc.                                       Delaware
Publicker, Inc.                                               Delaware
Redwold, Inc.                                                 Delaware
Sagrocry, Inc.                                                Pennsylvania